                                                                    Exhibit 24.1

                   POWER OF ATTORNEY AND CONFIRMING STATEMENT

This Power of Attorney and Confirming Statement (this "Statement") confirms that the undersigned has authorized and designated each of William E. Conway, Jr.,
Daniel A. D'Aniello, David M. Rubenstein, Curtis Buser, Kewsong Lee, Glenn
Youngkin and Jeffrey W. Ferguson to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of The
Carlyle Group L.P.  The authority of William E. Conway, Jr., Daniel A.
D'Aniello, David M. Rubenstein, Curtis Buser, Kewsong Lee, Glenn Youngkin and
Jeffrey W. Ferguson under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to his or her ownership of or transactions in securities of The Carlyle Group L.P., unless earlier revoked in writing.  The undersigned acknowledges that William E. Conway, Jr.,
Daniel A. D'Aniello, David M. Rubenstein, Curtis Buser, Kewsong Lee, Glenn
Youngkin and Jeffrey W. Ferguson are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of
1934, as amended.

In witness whereof, this Statement is signed and dated as of the date set forth below.

Date: March 27, 2019                         By:    /s/ Christopher Finn
                                                --------------------------------
                                             Name:  Christopher Finn
                                             Title: Chief Operating Officer